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                                                                    EXHIBIT 4.3

                                                                 EXECUTION COPY


                    AMENDED AND RESTATED SUBSIDIARY GUARANTEE AGREEMENT dated
               as of April 16, 2002 (this "AGREEMENT") among each of the Subsidiaries of McLeodUSA Incorporated, a Delaware corporation (the "BORROWER"), listed on Schedule I hereto or becoming a party hereto as provided in Section 20 hereof (each such Subsidiary individually, a "SUBSIDIARY GUARANTOR", and collectively, the "SUBSIDIARY GUARANTORS"), and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Collateral Agent for the Secured Parties (as defined herein).

          Reference is made to (i) the Credit Agreement dated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT") among the Borrower, the lenders from time to time party thereto (the "EXISTING LENDERS") and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent and Collateral Agent, (ii) the Credit Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "NEW CREDIT AGREEMENT", and together with the Existing Credit Agreement, the "CREDIT AGREEMENTS") among the Borrower, the lenders from time to time party thereto (the "NEW LENDERS", and together with the Existing Lenders, the "LENDERS") and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, and (iii) the Amended and Restated Security Agreement dated as of April 16, 2002 (the "SECURITY AGREEMENT") among the Borrower, each Subsidiary of the Borrower set forth on Schedule I thereto or becoming a party thereto pursuant to Section 7.16 thereof and JPMorgan Chase Bank, as Collateral Agent, which agreement amends and restates the Borrower Security Agreement dated as of May 31, 2000 between the Borrower and JPMorgan Chase Bank, as collateral agent, and the Subsidiary Security Agreement dated as of May 31, 2000 among each Subsidiary of the Borrower set forth on Schedule I thereto or becoming a party thereto pursuant to Section 7.15 thereof and JPMorgan Chase Bank, as collateral agent. As used in this Agreement, the term "COLLATERAL AGENT" shall mean JPMorgan Chase Bank, as collateral agent under this Agreement, the Existing Credit Agreement, the New Credit Agreement and the Security Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreements. To the extent of any conflict between the Existing Credit

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Agreement and the New Credit Agreement, the definitions in the New Credit
Agreement shall control.

          Reference is also made to the Subsidiary Guarantee Agreement dated as of May 31, 2000 (the "ORIGINAL GUARANTEE AGREEMENT") among the Subsidiaries of the Borrower listed on Schedule I thereto (the "ORIGINAL GUARANTORS") and the Collateral Agent, pursuant to which the Original Guarantors guaranteed the Guaranteed Obligations (as defined in the Original Guarantee Agreement). The Original Guarantors and the Collateral Agent now wish to amend and restate the Original Guarantee Agreement as set forth herein to provide for the guarantee of all obligations of the Borrower under the Existing Credit Agreement and to provide for the additional guarantee of all obligations of the Borrower under the New Credit Agreement. The Original Guarantee Agreement shall be amended and restated in the form hereof as of the Effective Date (as defined in Section 22) and this amendment and restatement of the Original Guarantee Agreement shall not constitute a novation.

          The Existing Lenders have made loans (the "EXISTING AGREEMENT LOANS") to the Borrower and the Issuing Bank (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT ISSUING BANK") has issued letters of credit (the "EXISTING AGREEMENT LETTERS OF CREDIT") for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Existing Credit Agreement. The New Lenders have agreed to make loans (the "NEW AGREEMENT LOANS", and together with the Existing Agreement Loans, the "LOANS") to the Borrower and the Issuing Bank (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT ISSUING BANK", and together with the Existing Agreement Issuing Bank, the "ISSUING BANKS") has agreed to issue letters of credit (the "NEW AGREEMENT LETTERS OF CREDIT", and together with Existing Agreement Letters of Credit, the "LETTERS OF CREDIT") for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the New Credit Agreement. Each of the Subsidiary Guarantors acknowledges that it has and will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Banks under the Credit Agreements. The obligations of the Existing Lenders to keep the Existing Agreement Loans outstanding and of the Existing Agreement Issuing Banks to keep the Existing Agreement Letters of Credit outstanding are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of an Amended and Restated Subsidiary Guarantee Agreement in the form hereof. The obligations of the New Lenders to make the New Agreement Loans and of the New Agreement Issuing Bank to issue the New Agreement Letters of Credit are conditioned upon, among other things, the

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execution and delivery by the Subsidiary Guarantors of an Amended and Restated
Subsidiary Guarantee Agreement in the form hereof. The obligations of the New Lenders to make the New Agreement Loans and of the New Agreement Issuing Bank to issue the New Agreement Letters of Credit are conditioned upon, among other things, the execution and delivery by the Subsidiary Guarantors of an Amended and Restated Subsidiary Guarantee Agreement in the form hereof. In consideration therefor, in consideration for Existing Agreement Loans previously made and Existing Agreement Letters of Credit previously issued under the Existing Credit Agreement and in order to induce the New Lenders to make the New Agreement Loans and the New Agreement Issuing Bank to issue the New Agreement Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.

          Accordingly, the parties hereto agree as follows:

          SECTION 1. GUARANTEE. Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, (i)(A) the due and punctual payment by the Borrower of (1) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, including the Bankruptcy Proceeding, regardless of whether allowed or allowable in such proceeding) on the Existing Agreement Loans under the Existing Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (2) each payment required to be made by the Borrower under the Existing Credit Agreement in respect of any Existing Agreement Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and
(3) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, including the Bankruptcy Proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT SECURED PARTIES") or the other Loan Documents (as such term is defined in the Existing Credit

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Agreement) executed in connection with the Existing Credit Agreement (the
"EXISTING AGREEMENT LOAN DOCUMENTS"), (B) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties (as such term is defined in the Existing Credit Agreement) under or pursuant to the Existing Credit Agreement (together with the Borrower, the "EXISTING AGREEMENT LOAN PARTIES") and the other Existing Agreement Loan Documents and (C) the due and punctual payment and performance of all obligations of any Existing Agreement Loan Party under each Designated Hedging Agreement (as such term is defined in the Security Agreement) entered into with a counterparty that was an Existing Lender (or an Affiliate of an Existing Lender) at the time such Designated Hedging Agreement was entered into (or, if later, on the date of the Existing Credit Agreement) (the obligations set forth in (A), (B) and (C) above being collectively referred to herein as the "EXISTING AGREEMENT GUARANTEED OBLIGATIONS"), and (ii)(A) the due and punctual payment by the Borrower of (1) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the New Agreement Loans under the New Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (2) each payment required to be made by the Borrower under the New Credit Agreement in respect of any New Agreement Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (3) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured Parties (as such term is defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT SECURED PARTIES", and together with the Existing Agreement Secured Parties, the "SECURED PARTIES") or the other Loan Documents (as such term is defined in the New Credit Agreement) executed in connection with the New Credit Agreement (the "NEW AGREEMENT LOAN DOCUMENTS", and together with the Existing Agreement Loan Documents, the "LOAN DOCUMENTS"),
(B) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties (as such term

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is defined in the New Credit Agreement) under or pursuant to the New Credit
Agreement (together with the Borrower, the "NEW AGREEMENT LOAN PARTIES", and together with the Existing Agreement Loan Parties, the "LOAN PARTIES") and the other New Agreement Loan Documents and (C) the due and punctual payment and performance of all obligations of any New Agreement Loan Party under each Designated Hedging Agreement (as such term is defined in the Security Agreement) entered into with a counterparty that was a New Lender (or an Affiliate of a New Lender) at the time such Designated Hedging Agreement was entered into (or, if later, on the date of the New Credit Agreement) (the obligations set forth in
(A), (B) and (C) above being collectively referred to herein as the "NEW AGREEMENT GUARANTEED OBLIGATIONS", and together with the Existing Agreement Guaranteed Obligations, the "GUARANTEED OBLIGATIONS"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

          Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower and (b) under any Guarantee of senior unsecured indebtedness or Indebtedness subordinated in right of payment to the Guaranteed Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account thereunder in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to

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(i) applicable law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties (including the Indemnity, Subrogation and Contribution Agreement).

          SECTION 2. OBLIGATIONS NOT WAIVED. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Subsidiary Guarantor under the provisions of either Credit Agreement, any other Loan Document or otherwise, (b) any extension, renewal or increase of or in any of the Guaranteed Obligations, (c) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement or instrument, including with respect to any other Subsidiary Guarantor under this Agreement, (d) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party or (e) the failure or delay of any Secured Party to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

          SECTION 3. SECURITY. Each of the Subsidiary Guarantors expressly authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment and performance of this guarantee and the Guaranteed Obligations and to exchange, enforce, waive or release any or all such security (with or without consideration), (b) enforce or apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors of other obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Subsidiary Guarantor hereunder.

          SECTION 4. GUARANTEE OF PAYMENT. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and

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not of collection, and waives any right to require that any resort be had by the
Collateral Agent or any other Secured Party to any of the security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

          SECTION 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the Existing Credit Agreement, the New Credit Agreement, any other Loan Document, any Guarantee or any other agreement or instrument; (ii) any recission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations or any of them; (iv) by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations; or (v) by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations) or which would impair or eliminate any right of such Subsidiary Guarantor to subrogation.

          SECTION 6. DEFENSES OF THE BORROWER WAIVED. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party (other than such Subsidiary Guarantor) or the

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unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party (other than such Subsidiary Guarantor), other than the final and indefeasible payment in full in cash of all the Guaranteed Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder, except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Borrower or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

          SECTION 7. AGREEMENT TO PAY; SUBORDINATION. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby, in cash such Guaranteed Obligation. Upon payment by any Subsidiary Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Subsidiary Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. If any amount shall erroneously be paid to any Subsidiary Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the

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benefit of the Secured Parties and shall forthwith be paid to the Collateral
Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, PRO RATA in accordance with the amounts thereof.

          SECTION 8. INFORMATION. Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

          SECTION 9. REPRESENTATIONS AND WARRANTIES. Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the New Credit Agreement are true and correct.

          SECTION 10. TERMINATION. The guarantees made hereunder (a) shall terminate when (i) all the Existing Guaranteed Obligations have been paid in full, (ii) all the New Guaranteed Obligations have been paid in full, (iii) the Lenders have no further commitment to lend under the Credit Agreements, (iv) the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreements and (v) the LC Exposure has been reduced to zero under each Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Secured Party or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Borrower, any Subsidiary Guarantor or otherwise.

          SECTION 11. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective permitted successors and assigns. Subject to the conditions set forth in Section 22 hereof, this Agreement

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shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Collateral Agent, and thereafter shall be binding upon such Subsidiary Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of (other than to an Affiliate of the Borrower) pursuant to a transaction permitted by Section 6.07 of the Existing Credit Agreement and Section 6.07 of the New Credit Agreement, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. In connection with any release pursuant to the immediately preceding sentence, the Collateral Agent shall execute and deliver to any Subsidiary Guarantor, at such Subsidiary Guarantor's expense, all documents that such Subsidiary Guarantor shall reasonably request to evidence such release. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

          SECTION 12. WAIVERS; AMENDMENT. (a) No failure or delay by the Collateral Agent in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or under any other Loan Document or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the

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generality of the foregoing, the making of a Loan or the issuance of a Letter of
Credit under either Credit Agreement shall not be construed as a waiver of any Default under such Credit Agreement. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, with the prior written consent of the Required Lenders under the Existing Credit Agreement and the Required Lenders under the New Credit Agreement (except as otherwise provided in the Existing Credit Agreement or the New Credit Agreement, as the case may be).

          SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 14. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Existing Credit Agreement (with respect to the Existing Lenders) and Section 9.01 of the New Credit Agreement (with respect to the New Lenders). All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth in Schedule I, with a copy to the Borrower.

          SECTION 15. SURVIVAL OF AGREEMENT; SEVERABILITY. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of Loans and the issuance of the Letters of Credit by the Issuing Banks regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Existing Agreement Loan under the Existing Credit Agreement, any New Agreement Loan under the New Credit Agreement or any other fee or amount payable by the Borrower under this Agreement or any other Loan Document is outstanding and unpaid or the LC

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Exposure under either Credit Agreement does not equal zero and as long as the
Commitments under the Credit Agreements have not been terminated.

          (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 17. RULES OF INTERPRETATION. The rules of interpretation specified in Sections 1.03 and 1.04 of the Existing Credit Agreement and Sections 1.03 and 1.04 of the New Credit Agreement shall be applicable to this Agreement. To the extent of any conflict between the Existing Credit Agreement and the New Credit Agreement, the rules of interpretation contained in the New Credit Agreement shall control.

          SECTION 18. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent

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permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

          (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.


          SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

          SECTION 20. ADDITIONAL SUBSIDIARY GUARANTORS. Pursuant to Section 5.12 of the Existing Credit Agreement and Section 5.12 of the New Credit Agreement, each

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                                                                              14

Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of such Credit Agreement is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary Loan Party shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

          SECTION 21. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing under the Existing Credit Agreement or the New Credit Agreement, each Secured Party under such Credit Agreement and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement and the other Loan Documents executed in connection with such Credit Agreement held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

          SECTION 22. EFFECTIVENESS. This Agreement shall become effective on the first date on which the following conditions shall have been satisfied, which date shall in no event be later than August 31, 2002 (the "EFFECTIVE DATE"): (a) the Restructuring of the Borrower shall have been consummated on the terms set forth on Annex I to the Third Amendment, as amended in accordance with its terms, (b) the Reorganization Consummation Date shall have occurred and (c) the Collateral Agent shall have received counterparts of this Agreement that bear

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                                                                              15

the signatures of the Collateral Agent and all of the Subsidiary Guarantors listed on Schedule I hereto.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       JPMORGAN CHASE BANK, as
                                       Collateral Agent,

                                         by /s/ John Kowalczuk
                                            ------------------------------------
                                            Name: John Kowalczuk
                                            Title: Vice President

                                       Each of the Subsidiary Guarantors Listed on Schedule I Hereto,

                                         by /s/ Chris A. Davis
                                            ------------------------------------
                                            Name: Chris A. Davis
                                            Title: Authorized Signatory

                                                               SCHEDULE I to the
                                                            Amended and Restated
                                                  Subsidiary Guarantee Agreement

                              SUBSIDIARY GUARANTORS

The following subsidiaries of McLeodUSA Incorporated, all of which utilize the McLeodUSA headquarters address of McLeodUSA Technology Park, 6400 C Street, SW, Cedar Rapids, Iowa 52406-3177, are all "Subsidiary Guarantors" under the Amended and Restated Subsidiary Guarantee Agreement.

McLeodUSA Holdings, Inc.
McLeodUSA Telecommunications Services, Inc.
McLeodUSA Market Response, Inc.
Consolidated Market Response, Inc.
McLeodUSA Telecom Development, Inc.
McLeodUSA Network Services, Inc.
McLeodUSA Purchasing L.L.C.
McLeodUSA Integrated Business Systems, Inc.
McLeodUSA Public Services, Inc.
McLeodUSA Community Telephone, Inc.
Dakota Community Telephone, Inc.
McLeodUSA Information Services, Inc.
CapRock Communications Corp.
CapRock Telecommunications Corp.
CapRock Fiber Network, Ltd.
CapRock Telecommunications Leasing Corp.
CapRock Design Services, L.P.
CapRock Network Services, L.P.
Intelispan, Inc.
Devise Associates, Inc.

                                                                  Annex 1 to the
                                                  Subsidiary Guarantee Agreement

                    SUPPLEMENT NO.       dated as of , to the Amended and
               Restated Subsidiary Guarantee Agreement dated as of April 16, 2002 (the "SUBSIDIARY GUARANTEE AGREEMENT") among the Subsidiaries of McLeodUSA Incorporated, a Delaware corporation (the "BORROWER"), listed on Schedule I thereto and the Subsidiaries of the Borrower which have become a party to the Subsidiary Guarantee Agreement as an additional Subsidiary Guarantor pursuant to Section 20 of the Subsidiary Guarantee Agreement prior to the date hereof (each such Subsidiary individually, a "SUBSIDIARY GUARANTOR", and collectively, the "SUBSIDIARY GUARANTORS"), and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as collateral agent for the Secured Parties (as defined in the Existing Credit Agreement referred to below) under the Existing Credit Agreement and for the Secured Parties (as defined in the New Credit Agreement referred to below) under the New Credit Agreement (collectively, the "SECURED PARTIES").

          A. Reference is made (i) to the Credit Agreement dated as of May 31, 2000 (as amended, supplemented or otherwise modified from time to time, the "EXISTING CREDIT AGREEMENT") among the Borrower, the lenders from time to time party thereto (the "EXISTING LENDERS") and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as Administrative Agent and Collateral Agent, and (ii) the Credit Agreement dated as of April 16, 2002 (as amended, supplemented or otherwise modified from time to time, the "NEW CREDIT AGREEMENT", and together with the Existing Credit Agreement, the "CREDIT AGREEMENTS") among the Borrower, the lenders from time to time party thereto (the "NEW LENDERS", and together with the Existing Lenders, the "LENDERS") and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent.

          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Guarantee Agreement. The term "COLLATERAL AGENT", as used herein, shall mean JPMorgan Chase Bank, as collateral agent under the Subsidiary Guarantee Agreement, the Existing Credit Agreement and the New Credit Agreement.

          C. The Subsidiary Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Existing Lenders to keep the loans (the "EXISTING AGREEMENT LOANS") under the Existing Credit Agreement outstanding and in order to induce the Issuing Bank (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "EXISTING AGREEMENT ISSUING BANK") to keep the letters of credit (the "EXISTING AGREEMENT LETTERS OF CREDIT") outstanding under the Existing Credit Agreement and in order to induce the New Lenders to make loans (the "NEW AGREEMENT Loans", and together with the Existing Agreement Loans, the "LOANS") and the Issuing Bank (as defined in the New Credit Agreement) under the New Credit Agreement (the "NEW AGREEMENT ISSUING BANK") to issue letters of credit (the "NEW AGREEMENT LETTERS OF CREDIT", and together with the Existing Agreement Letters of Credit, the "LETTERS OF CREDIT"), under the New Credit Agreement. Pursuant to Section 5.12 of the Existing Credit Agreement and Section 5.12 of the New Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the respective Credit Agreement is required to enter into the Subsidiary Guarantee Agreement as a Subsidiary Guarantor upon becoming a Subsidiary Loan Party. Section 20 of the Subsidiary Guarantee Agreement provides that additional Subsidiary Loan Parties may become Subsidiary Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary Loan Party (the "NEW SUBSIDIARY GUARANTOR") is executing this Supplement in accordance with the requirements of the New Credit Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement in consideration for the Existing Lenders keeping the Existing Loans outstanding and for the Existing Agreement Issuing Bank keeping the Existing Letters of Credit outstanding and in consideration for the New Lenders to issue New Agreement Loans and the New Agreement Issuing Bank to issue New Agreement Letters of Credit.

          Accordingly, the Collateral Agent and the New Subsidiary Guarantor agree as follows:

          SECTION 1. In accordance with Section 20 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and

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                                                                               3

provisions of the Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

          SECTION 2. The New Subsidiary Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

          SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

          SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6. In case any one or more of the provisions contained in this Supplement or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

          SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Collateral Agent.

          IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Collateral Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.

                                       [Name Of New Subsidiary
                                       Guarantor],

                                         by
                                            -----------------------------------
                                            Name:
                                            Title:
                                            Address:

                                       JPMORGAN CHASE BANK, as
                                       Collateral Agent,

                                         by
                                            -----------------------------------
                                            Name:
                                            Title: